Exhibit 1.1

STAG INDUSTRIAL, INC.

Common Stock

(Par Value $0.01 Per Share)

AMENDMENT NO. [•] TO

EQUITY DISTRIBUTION AGREEMENT

Dated: February 13, 2025

AMENDMENT NO. [•] TO

EQUITY DISTRIBUTION AGREEMENT

AMENDMENT NO. [•], dated as of the 13th day of February, 2025 (“Amendment No. [•]”), by and among STAG Industrial, Inc., a Maryland corporation (the “Company”), STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and [[•] (in its capacity as “Forward Purchaser”) and] [•] ([in its capacity as “Agent” and “Forward Seller”,] the “Agent”), to that certain Equity Distribution Agreement, dated February 17, 2022, by and among the Company, the Operating Partnership[, the Forward Purchaser] and the Agent (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to the Agreement;

WHEREAS, the Company, the Operating Partnership[, the Forward Seller, the Forward Purchaser] and the Agent wish to amend the Agreement to modify certain defined terms set forth in the Agreement and used therein with effect on and after February 13, 2025 (the “Effective Date”); and

WHEREAS, this Amendment No. [•] shall constitute an amendment to the Agreement, which shall remain in full force and effect as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreement to amend the Agreement, the parties hereto, intending legally to be bound, hereby amend and modify the Agreement as of the date hereof as follows:

SECTION 1.   Definitions.

Unless otherwise specified herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2.   Representation and Warranty.

Each of the Company and the Operating Partnership, jointly and severally, represent and warrant to the [Forward Seller, the Forward Purchaser and the] Agent that this Amendment No. [•] has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership.

SECTION 3.   Amendment of the Agreement.

(a)           On and after the Effective Date, the references to “Registration Statement” and, in the second paragraph of Section 1 of the Agreement, the references to “such registration statement” shall refer to the automatic shelf registration statement (File Nos. 333-284881 and 333-284881-01), including a prospectus (to which references to the “base prospectus” shall refer on and after the Effective Date), filed by the Company and the Operating Partnership with the Commission on Form S-3ASR relating to certain securities, including the Securities, to be issued from time to time by the Company, as of the registration statement’s most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A and Rule 430B under the Securities Act.

(b)           On and after the Effective Date, the references to “Prospectus Supplement” shall refer to the final prospectus supplement, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on the date hereof.

(c)           Notwithstanding anything to the contrary contained herein, this Amendment No. [•] shall not have any effect on offerings or sales of Securities prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of, or references to, “Registration Statement,” “such registration statement” (in the second paragraph of Section 1 of the Agreement), “base prospectus” and “Prospectus Supplement,” contained in the Agreement prior to the Effective Date.

(d)           The parties hereto agree that references in the Master Forward Confirmation to the “Equity Distribution Agreement” shall refer to such agreement as it may be amended from time to time to the relevant date.

SECTION 4.   Governing Law. THIS AMENDMENT NO. [•] SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 5.   Counterparts. This Amendment No. [•] may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Amendment No. [•].

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agent, [the Forward Seller, the Forward Purchaser,] the Operating Partnership and the Company in accordance with its terms.

Very truly yours,

STAG Industrial, Inc.

By:
Name:
Title:

STAG Industrial Operating Partnership, L.P.

By:	STAG Industrial GP, LLC, as the sole general partner

By:	STAG Industrial, Inc., as the sole member

By:
Name:
Title:

[STAG Industrial – Amendment to EDA]

CONFIRMED AND ACCEPTED, as of the date first above written:

[•], as Agent

By:
Name:
Title:

[•], as Forward Seller

By:
Name:
Title:

[•], as Forward Purchaser

By:
Name:
Title:

[STAG Industrial – Amendment to EDA]